Exhibit 2.1

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF INCORPORATION OF “ONCOLYZE, INC.”, FILED IN THIS OFFICE ON THE TWENTY-NINTH DAY OF JULY, A.D. 2011, AT 3:02 O'CLOCK P.M.

A FILED COPY OF THIS CERTIFICATE HAS BEEN FORWARDED TO THE NEW CASTLE COUNTY RECORDER OF DEEDS.

/s/ Jeffrey W. Bullock
5017941 8100	Jeffrey W. Bullock, Secretary of State
110873645 You may verify this certificate online at corp.delaware.gov/authver.shtml	AUTHENTICATION: 8940956 DATE: 08-01-11

State of Delaware Secretary of State Division of Corporations Delivered 03:10 PM 07/29/2011 FILED 03:02 PM 07/29/2011 SRV 110873645 – 5017941 FILE

CERTIFICATE OF INCORPORATION

OF

ONCOLYZE, INC.

1.            The name of the corporation is: Oncolyze, Inc.

2.            The address of its registered office in the State of Delaware is 1209 Orange Street, Wilmington, DE 19801, in the county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3.            The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

4.            The total number of shares of stock which the corporation shall have authority to issue is five thousand (5,000) shares of common stock, with a par value of $0.001 per share.

5.            The name and mailing address of the incorporator is Francine Alfandary, c/o Pearl Cohen Zedek Latzer, LLP, 1500 Broadway, 12th floor, New York, New York 10036.

6.            The corporation is to have perpetual existence.

7.            The Board of Directors shall have the power to adopt, amend or repeal the by-laws of the corporation. Election of directors need not be by written ballot.

8.            Whenever a compromise or arrangement is proposed between this corporation and its creditors or any class of them and/or between this corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for this corporation under the provisions of section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this corporation under the provisions of section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of this corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this corporation, as the case may be, and also on this corporation.

9.            To the fullest extent permitted by the Delaware General Corporation Law as it exists or may be amended, a director of this corporation shall not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director.

10.          To the fullest extent permitted by Section 145 of the Delaware General Corporation Law as it exists or may be amended, or any successor provision, the Corporation shall indemnify all persons whom it may indemnify pursuant thereto.

11.          No amendment to or repeal of Article 9 or 10 shall apply to or have any effect on the liability or alleged liability or right to indemnification for or with respect to any acts or omissions occurring prior to such amendment.

12.          The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute and the Certificate of Incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the undersigned, being the sole incorporator hereinbefore named, has executed, signed and acknowledged this certificate of incorporation on July 29, 2011.

/s/ Francine Alfandary
Francine Alfandary, Sole Incorporator